                                                                    EXHIBIT 7.01
   JOINT FILING STATEMENT

Pursuant to Rule 13d-1(f)(1), each of the undersigned hereby consents to the joint filing of a statement on Schedule 13D with respect to shares of Class B Common Stock, $0.01 par value, of Smith's Food & Drug Centers, Inc., on behalf of each of them.

Date: September 27, 1996

Signature:     BANKERS TRUST NEW YORK CORPORATION


               By:   /s/ James T. Byrne, Jr.
                     ----------------------------
               Name:     James T. Byrne, Jr.
               Title:    Senior Vice President


Signature:     BT HOLDINGS (NEW YORK), INC.

               By:   /s/ Mannuel J. Schnaidman
                     ----------------------------
               Name:     Mannuel J. Schnaidman
               Title:    Vice President


Signature:     BANKERS TRUST COMPANY


               By:   /s/ James T. Byrne, Jr.
                     ----------------------------
               Name:     James T. Byrne, Jr.
               Title:    Senior Vice President


Signature:     BANKERS TRUST INTERNATIONAL PLC


               By:   /s/ James T. Byrne Jr.
                     ----------------------------
               Name:     James T. Byrne, Jr.
               Title:    Attorney-in-fact


Signature:     BT SECURITIES CORPORATION


               By:   /s/ Thomas Quane
                     ----------------------------
               Name:     Thomas Quane
               Title:    Controller





                                   24 of 24